UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

OMNIVISION TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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OMNIVISION TECHNOLOGIES, INC.

4275 Burton Drive

Santa Clara, California 95054

August 10, 2012

To our Stockholders:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of OmniVision Technologies, Inc. (the “2012 Annual Meeting”), which will be held at our principal executive offices located at 4275 Burton Drive, Santa Clara, California 95054, on Thursday, September 27, 2012, at 10:00 a.m. local time.

We describe in detail the actions we expect to take at our 2012 Annual Meeting in the attached Notice of 2012 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented and voted at the meeting.  You can vote your shares via the Internet, by telephone, by requesting a paper proxy card to complete and return by mail or by attending the meeting and voting in person.  Voting instructions for each of these voting methods are included in the accompanying proxy statement.  See “How do I vote?” in the proxy statement for more details.  You can revoke a proxy at any time prior to its exercise at the 2012 Annual Meeting by following the instructions in the proxy statement.  You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the 2012 Annual Meeting.  Any stockholder of record attending the Annual Meeting may vote in person even if he or she has returned a proxy.

You may receive an additional copy of our Annual Report on Form 10-K or a copy of the exhibits to our Annual Report on Form 10-K without charge by sending a written request to our Senior Vice President of Global Management and General Counsel at the address above.

We look forward to seeing you at the 2012 Annual Meeting.

Sincerely,

For the Board of Directors of
OMNIVISION TECHNOLOGIES, INC.

Shaw Hong
President, Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET OR REQUEST A PAPER PROXY CARD TO COMPLETE AND RETURN BY MAIL

OMNIVISION TECHNOLOGIES, INC.

4275 Burton Drive

Santa Clara, California 95054

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. local time on Thursday, September 27, 2012.

PLACE	4275 Burton Drive, Santa Clara, California 95054.

ITEMS OF BUSINESS	(1)	To elect two Class III directors, each to serve until the expiration of his three (3) year term or until his successor is duly elected and qualified.

	(2)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2013.

	(3)	To approve an advisory (non-binding) resolution regarding the compensation of our executive officers.

	(4)	To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on July 30, 2012.

INTERNET AVAILABILITY

The Company will mail, on or about August 10, 2012, a Notice of Internet Availability of Proxy Materials to its stockholders of record and beneficial owners at the close of business on July 30, 2012. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge.

The Notice of Internet Availability of Proxy Materials will identify the website where the proxy materials will be made available; the date, the time and location of our 2012 Annual Meeting of Stockholders; the matters to be acted upon at the meeting and the board of directors’ recommendations with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the proxy statement; our 2012 Annual Report to Stockholders and a form of proxy relating to our 2012 Annual Meeting of Stockholders and all of our future stockholders’ meetings; information on how to access the form of proxy; and information on how to obtain directions to attend the meeting and vote in person.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet, by telephone, by requesting a paper proxy card to complete and return by mail or by attending the meeting and voting in person. Voting instructions for each of these voting methods are included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the 2012 Annual Meeting by following the instructions in the proxy statement.

Y. Vicky Chou
Senior Vice President of Global Management and General Counsel

Page

General Information	1
How do I vote?	1
Who is soliciting my vote?	2
What is the purpose of the 2012 Annual Meeting or what proposals will be voted on at the 2012 Annual Meeting?	2
What are the board of directors’ recommendations?	2
Who is entitled to vote at the 2012 Annual Meeting?	2
How many votes do I have?	3
What is the difference between holding shares as a stockholder of record and beneficial owner?	3
How many votes can be cast by all stockholders?	3
How many votes must be present to hold the 2012 Annual Meeting (what constitutes a quorum)?	3
How many votes are required to elect the Class III directors and adopt the other proposals?	3
What if I don’t vote for all of the items listed on my proxy?	4
What is a broker non-vote?	4
Can I change or revoke my vote after I submit a proxy?	4
What does it mean if I receive more than one proxy?	4
Who can attend the 2012 Annual Meeting?	4
Who will bear the cost of soliciting votes for the 2012 Annual Meeting?	5
Is a list of stockholders available?	5
What if multiple stockholders share the same address?	5
Is there any information that I should know about future meetings (what is the deadline for receipt of stockholder proposals or nominations for the 2013 Annual Meeting)?	5
Can I nominate director candidates?	5
How can I communicate with the independent directors?	6
How do I find out the voting results?	6
Who will count the vote?	6
What if I have questions about lost stock certificates or I need to change my mailing address?	6
Other Matters	6
Proposal One — Election of Class III Directors	6
General	6
Nominees	7
Vote Required and Board Recommendation	9
Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm	9
Fees to PricewaterhouseCoopers LLP for Fiscal 2011 and 2012	9
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	10
Vote Required and Board Recommendation	10
Proposal Three — Advisory Resolution to Approve Executive Compensation	10
Vote Required and Board Recommendation	11
Corporate Governance	11
Board and Committee Meetings	11
Committees of the Board	11
Audit Committee	11
Compensation Committee	11
Corporate Governance and Nominating Committee	12
Policy for Director Recommendations and Nominations	12
Director Independence	14
Board Leadership Structure	14
The Board’s Role in Risk Oversight	14
Code of Business Conduct and Ethics	15
Corporate Governance Guidelines	15
Attendance by Board Members at the 2012 Annual Meeting	15
Director Compensation	15
Director Compensation	16
Compensation Committee Interlocks and Insider Participation	16

i

ii

OMNIVISION TECHNOLOGIES, INC.

PROXY STATEMENT FOR THE

2012 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

We are providing these proxy materials in connection with our 2012 Annual Meeting of Stockholders.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2012 Annual Meeting.  Please read it carefully.

In accordance with rules and regulations of the United States Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials.  Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials or you would like to receive our future proxy materials electronically by e-mail, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment.  If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

We expect to mail the Notice of Internet Availability of Proxy Materials on or about August 10, 2012 to all stockholders entitled to vote at the meeting.  On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials.  These proxy materials will be free of charge.

Q:                                   How do I vote?

A:                                   Your vote is important.  Stockholders may vote by proxy.  We are offering stockholders of record four (4) methods of voting:

Voting via Internet—Specific instructions on how to vote via the Internet are included in the Notice of Internet Availability of Proxy Materials.

Voting by Telephone—Specific instructions on how to vote via the telephone are included in the Notice of Internet Availability of Proxy Materials.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. (EDT) on September 26, 2012.

Voting by Mail—You may request a proxy card from Broadridge Financial Solutions, Inc. (“Broadridge”), and indicate your vote by completing, signing and dating the proxy card where indicated and by returning it in the prepaid envelope that will be included with the proxy card.

Your shares will be voted in accordance with the instructions you indicate on the proxy card.  If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•                 for the election of the nominees for director identified in Proposal One;

•                 for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2013, as identified in Proposal Two;

•               for the approval of an advisory (non-binding) resolution to approve executive compensation as identified in Proposal Three; and

•                 for or against other matters that come before the 2012 Annual Meeting, as the proxy holders deem advisable.

Voting in Person at the Meeting—If you plan to attend the 2012 Annual Meeting and vote in person, we will provide you with a ballot at the meeting.  If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting.  If you choose to do so, please bring your Notice of Internet Availability of Proxy Materials and proof of identification.  However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the 2012 Annual Meeting.  You should allow yourself enough time prior to the 2012 Annual Meeting to obtain this proxy from the holder of record.

Even if you plan to attend the Annual Meeting, we recommend that you submit your vote as described in the Notice of Internet Availability of Proxy Materials, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Street Name (Beneficial) Stockholders:  If your shares are held by a broker, bank or other nominee, you must follow the instructions on the form you receive from your broker, bank or other nominee in order for your shares to be voted.  Please follow their instructions carefully.

Q:                                   Who is soliciting my vote?

A:                                   The enclosed proxy is solicited on behalf of the board of directors of OmniVision Technologies, Inc. (“OmniVision” or the “Company”) for use at our 2012 Annual Meeting and at any adjournment(s) or postponement(s) of the meeting.

Q:                                   What is the purpose of the 2012 Annual Meeting or what proposals will be voted on at the 2012 Annual Meeting?

A:                                   You will be voting on:

•                 Election of two Class III directors;

•                 Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2013;

•                 Advisory (non-binding) resolution to approve executive compensation; and

•                 Any other business that may properly come before the 2012 Annual Meeting.

Q:                                   What are the board of directors’ recommendations?

A:                                   The board recommends a vote:

•                 for the election of the nominees for director identified in Proposal One;

•                 for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2013;

•                 for the approval of an advisory (non-binding) resolution to approve executive compensation; and

•                 for or against other matters that come before the 2012 Annual Meeting, as the proxy holders deem advisable.

Q:                                   Who is entitled to vote at the 2012 Annual Meeting?

A:                                   Only stockholders of record who owned OmniVision common stock at the close of business on July 30, 2012, the record date for the 2012 Annual Meeting, are entitled to receive notice of, and to participate in, the 2012 Annual Meeting.  If you were a stockholder of record on that date, you will be entitled to vote all of the shares of OmniVision common stock that you held on the record date at the 2012 Annual Meeting, or any postponement(s) or adjournment(s) of the 2012 Annual Meeting.  As of the record date, 53,499,121 shares of our common stock were issued and outstanding, which were held by approximately 50 stockholders of record.  As of the record date, we had no shares of our preferred stock outstanding.

Q:                                   How many votes do I have?

A:                                   You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:                                   What is the difference between holding shares as a stockholder of record and beneficial owner?

A:                                   Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by OmniVision.  As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2012 Annual Meeting.  The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the 2012 Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the 2012 Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee.  Please follow their instructions carefully.

Q:                                   How many votes can be cast by all stockholders?

A:                                   You are entitled to one vote for each share held on each matter considered at the 2012 Annual Meeting.  There were 53,499,121 shares of common stock outstanding and entitled to vote on the record date.

Q:                                   How many votes must be present to hold the 2012 Annual Meeting (what constitutes a quorum)?

A:                                   A quorum, which is a majority of our outstanding shares as of the record date, must be present in order to hold the 2012 Annual Meeting and to conduct business.  Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a proxy.  As of the record date, 53,499,121 shares of common stock, representing the same number of votes, were outstanding.  Thus, the presence of the holders of common stock representing at least 26,749,561 shares of common stock is required to establish a quorum.

Q:                                   How many votes are required to elect the Class III directors and adopt the other proposals?

A:                                   The votes required and method of calculation for the proposals to be considered at the 2012 Annual Meeting are as follows:

Proposal One — Election of Class III directors.  If a quorum is present, the two nominees receiving the highest number of votes will be elected to the board of directors.  You may vote either “for” or “withhold” your vote for each director nominee.  A proxy indicating “withhold” with respect to the election of a Class III director will not be voted with respect to the director, although it will be counted for purposes of determining whether there is a quorum.

Proposal Two — Ratification of the appointment of PricewaterhouseCoopers LLP.  For the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2013, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval.  You may vote “for,” “against,” or “abstain” from voting on this proposal.  If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Proposal Three —Advisory Resolution to Approve Executive Compensation.  For the approval of the advisory resolution regarding executive compensation, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for non-binding approval.  You may vote “for,” “against,” or “abstain” from voting on this proposal.  If you abstain from voting on this matter, your abstention will have no effect on the outcome of the vote on this proposal.

Please note that due to New York Stock Exchange (“NYSE”) rules, each of Proposal One and Proposal Three is considered a “non-routine” matter.  If you do not instruct your broker how to vote with respect to either one of these proposals, your broker cannot vote with respect to such proposal and your vote will be counted as a “broker non-vote.”

Q:                                   What if I don’t vote for all of the items listed on my proxy?

A:                                   If your proxy indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the 2012 Annual Meeting.  Consequently, if you abstain from voting on Proposal One or Proposal Three, your abstention will have no effect on the outcome of the vote with respect to this proposal.  If you abstain from voting on Proposal Two, your abstention will have the same effect as a vote against this proposal.

Q:                                   What is a “broker non-vote”?

A:                                   Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters.  Thus, if you do not otherwise instruct your broker, the broker may vote your shares “for” routine matters but expressly indicate that the broker is NOT voting on non-routine matters.  A “broker non-vote” occurs when a broker expressly indicates on a proxy that it is not voting on a matter, whether routine or non-routine.  Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast for or against a proposal, whether such proposal is a routine or non-routine matter.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on Proposal Two, the approval of PricewaterhouseCoopers LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you.  However, due to the NYSE rules, each of Proposal One and Proposal Three is considered a non-routine matter.  If you do not instruct your broker how to vote with respect to these proposals, your broker cannot vote with respect to such proposals and your vote will be counted as a “broker non-vote.”

Q:                                   Can I change or revoke my vote after I submit a proxy?

A:                                   If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the 2012 Annual Meeting.  In order to do this, you must either:

•                 make a later timely and valid Internet or telephone vote no later than 11:59 p.m. (EDT), on September 26, 2012;

•                 sign and return another proxy card bearing a later date before the beginning of the 2012 Annual Meeting;

•                 provide written notice of the revocation to Y. Vicky Chou, our Senior Vice President of Global Management and General Counsel, at the address of our principal executive offices provided above, before we take the vote at the 2012 Annual Meeting; or

•                 attend the meeting and vote in person and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy).

However, please note that if you are a beneficial owner of shares held in street name, you may revoke your proxy by timely submitting new voting instructions to your broker, bank or other nominee, or by obtaining a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Q:                                   What does it mean if I receive more than one proxy?

A:                                   It generally means your shares are registered differently or are in more than one account.  Please provide voting instructions for all proxy cards you receive.

Q:                                   Who can attend the 2012 Annual Meeting?

A:                                   All stockholders as of the record date, or their duly appointed proxies, may attend the 2012 Annual Meeting.  If you are a beneficial owner of shares held in “street name,” you are also invited to attend the 2012 Annual Meeting.

Q:                                   Who will bear the cost of soliciting votes for the 2012 Annual Meeting?

A:                                   We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials.  The original solicitation of proxies by mail may be supplemented with solicitation by telephone and other means by directors and employees of OmniVision and by a third-party proxy solicitation company.  In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you.

Q:                                   Is a list of stockholders available?

A:                                   The names of stockholders of record entitled to vote at the 2012 Annual Meeting will be available to stockholders entitled to vote at this meeting for ten days prior to the meeting for any purpose relevant to the meeting.  This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 4275 Burton Drive, Santa Clara, California 95054.  Please contact Y. Vicky Chou, our Senior Vice President of Global Management and General Counsel to make arrangements.

Q:                                   What if multiple stockholders share the same address?

A:                                   For those who request a hard copy of our proxy statement, we have adopted the process called “householding” for mailing such requested proxy statement in order to reduce printing costs and postage fees.  Householding means that stockholders who share the same last name and address will receive only one copy of such requested proxy statement, unless we receive contrary instructions from any stockholder at that address.  If you prefer to receive multiple copies of such requested proxy statement at the same address, additional copies will be provided to you promptly upon request.  If you are a beneficial stockholder and own your shares through a bank or broker, please contact your bank or broker to request additional copies, or you may contact Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.  We will remove such individuals from the householding program within 30 days of their response, following which they will receive an individual copy of our disclosure documents, if a hard copy of such disclosure documents is requested.  In addition, eligible stockholders receiving multiple copies of such requested proxy statement can request householding by contacting their bank or broker, if applicable, or Broadridge.

Q:                                   Is there any information that I should know about future meetings (what is the deadline for receipt of stockholder proposals or nominations for the 2013 Annual Meeting)?

A:                                 Stockholders are entitled to present proposals for action and director nominations at the 2013 Annual Meeting of Stockholders only if they comply with the applicable requirements of the proxy rules established by the SEC and the applicable provisions of our bylaws.  Stockholders must ensure that such proposals and nominations are received by our Senior Vice President of Global Management and General Counsel at the following address: c/o OmniVision Technologies, Inc., 4275 Burton Drive, Santa Clara, California 95054, Attn: Senior Vice President of Global Management and General Counsel, on or prior to the deadline for receiving such proposals and nominations.

Proposals for the 2013 Annual Meeting that are intended to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than April 12, 2013; and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the provisions of our bylaws.

If a stockholder intends to submit a proposal or director nomination for consideration at our 2013 Annual Meeting outside the processes of Rule 14a-8 under the Exchange Act, the stockholder must comply with the requirements of our bylaws and we are not required to include such proposal or nomination in the proxy statement and form of proxy relating to such meeting.  Our bylaws contain an advance notice provision that requires stockholders to submit a written notice containing certain information not less than 120 days prior to the date of our proxy statement for the 2012 Annual Meeting for purposes of the 2013 Annual Meeting.  This means that such proposals or nominations must also be received by April 12, 2013.  A copy of the relevant bylaw provision is available upon written request to our Senior Vice President of Global Management and General Counsel at the address provided above.

Q:                                   Can I nominate director candidates?

A:                                   You may propose director candidates for consideration by the board’s corporate governance and nominating committee.  It is our policy that our corporate governance and nominating committee will consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation.  Such recommendations must be submitted in accordance with applicable advance notice provisions.  The corporate governance and nominating committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by other board members or management; provided, that such stockholder recommendations are submitted in accordance with applicable policies and procedures.  See “Corporate Governance — Policy for Director Recommendations and Nominations” for additional information regarding our advance notice provisions and other policies related to the nomination of directors.

Q:                                   How can I communicate with the independent directors?

A:                                   Stockholders may communicate directly with our independent directors by sending an e-mail to Y. Vicky Chou, our Senior Vice President, Global Management and General Counsel at legal@ovt.com.  Ms. Chou will monitor these communications and will provide summaries of all received messages to the board of directors at its regularly scheduled meetings.  Where the nature of a communication warrants, Ms. Chou may decide to obtain the more immediate attention of the appropriate committee of the board of directors or an independent director, or our management or independent advisors, as Ms. Chou considers appropriate.  After reviewing stockholder messages, Ms. Chou will determine whether any response is necessary.

Q:                                   How do I find out the voting results?

A:                                   We have engaged Broadridge to serve as the independent inspector of election for the 2012 Annual Meeting.  Preliminary voting results will be announced at the 2012 Annual Meeting, and final voting results will be published in our Current Report on Form 8-K, which we will file with the SEC within four business days following the 2012 Annual Meeting.

Q:                                   Who will count the vote?

A:                                   We expect a representative from Broadridge will tabulate the proxy and act as inspector of election.

Q:                                   What if I have questions about lost stock certificates or I need to change my mailing address?

A:                                   Stockholders may contact our transfer agent, Computershare Trust Company N.A., by calling (781) 575-3788 or writing to 250 Royall Street, Canton, MA 02021, or visit their website at www.computershare.com to obtain more information about these matters.

Other Matters

Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the 2012 Annual Meeting.  Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting.  However, if other matters are properly presented at the 2012 Annual Meeting and you have voted by proxy, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Exchange Act.

PROPOSAL ONE

ELECTION OF CLASS III DIRECTORS

General

Pursuant to our certificate of incorporation and bylaws, our board of directors currently consists of five members, divided into three classes, Class I, Class II and Class III, with each class serving staggered terms of three years.  Vacancies on the board of directors may be filled only by persons elected (i) by the affirmative vote of the holders of the then-outstanding shares of our voting stock entitled to vote generally in the election of directors and voting together as a single class or (ii) by a majority of the remaining directors.  A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the board of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is duly elected and qualified.

There currently is one director in Class I, two directors in Class II and two directors in Class III.  The Class III directors are to be elected at the 2012 Annual Meeting.  The Class I and Class II directors will be elected at the 2013 and 2014 Annual Meetings, respectively.  Each Class III director to be elected at the 2012 Annual Meeting will hold office until the 2015 Annual Meeting or until his successor has been duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Class III nominees named below, both of whom are presently directors.  In the event that a nominee is unable or declines to serve as a director at the time of the

2012 Annual Meeting, the proxies will be voted for the nominee who shall be designated by the present board of directors to fill the vacancy.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of the nominees listed below, and in such event, the specific nominees to be voted for will be determined by the proxy holders.  We are not aware that the nominees will be unable or will decline to serve as a director.

Nominees

The following table sets forth the names, ages and titles of the nominee and each of our other directors as of July 30, 2012:

Name	Biographical Information	Age	Director Since

Nominees for Class III Directors:

Joseph Jeng	Joseph Jeng has served as one of our directors since April 2003. From April 1999 to the present, Mr. Jeng has been an independent consultant and advisor. From April 1984 to March 1999, Mr. Jeng served as the Chief Executive Officer of Altatron, Inc., a global supply-chain manufacturing services company, which he founded. Mr. Jeng holds a B.S. degree in physics from National Taiwan University and an M.A. degree in physics and an M.B.A. degree from Harvard University.	63	2003

For the following reasons, the board of directors concluded that Mr. Jeng should serve as a director of OmniVision. Mr. Jeng’s demonstrated executive level management skills make him an important advisor to our board of directors. His finance and investment experience gained through his work background and education makes Mr. Jeng well suited for our audit committee. Mr. Jeng’s business background makes him a valuable component of a well-rounded board and a key member of our audit committee, compensation committee, on which he serves as chairman, and corporate governance and nominating committee.

Dwight Steffensen

Dwight Steffensen has served as one of our directors since August 2004. Since February 2002, Mr. Steffensen has served as a member of the board of directors of SYNNEX Corporation, a leading business process services company. In June 2010, Mr. Steffensen was elected Non-Executive Chairman of the board of SYNNEX. Prior to joining the board of SYNNEX, from February 1996 until August 2000, Mr. Steffensen served as Chairman and Chief Executive Officer of Merisel, Inc. Prior to joining Merisel, Mr. Steffensen served as President and Chief Operating Officer of Bergen Brunswig Corporation, a healthcare company. Prior to the merger of Bergen Brunswig Corporation and Synergex Corporation, he served as President and Chief Executive Officer of Synergex. Mr. Steffensen holds a B.A. degree in economics from Stanford University and is a certified public accountant with retired status.

		68	2004

For the following reasons, the board of directors concluded that Mr. Steffensen should serve as a director of OmniVision. Mr. Steffensen is an experienced financial leader with over 40 years of finance and accounting experience gained through his education, background as a certified public accountant and employment in senior management roles at a number of corporations. The compliance, financial reporting and audit expertise Mr. Steffensen gained in his senior management roles has proven valuable in addressing issues that have arisen at OmniVision during Mr. Steffensen’s tenure as audit committee chairman and member of our compensation committee and corporate governance and nominating committee. Mr. Steffensen also serves on the board of directors and audit committee of another publicly traded company, which gives him insight and perspective into current best practices with respect to finance organizations and the audit committee function.

Continuing Class I Director whose term expires at the 2013 Annual Meeting:

Shaw Hong	Shaw Hong, one of our cofounders, has served as one of our directors and as our Chief Executive Officer and President since May 1995. Mr. Hong holds a B.S. degree in electrical engineering from Jiao Tong University in China and an M.S. degree in electrical engineering from Oregon State University.	75	1995

For the following reasons, the board of directors concluded that Mr. Hong should serve as a director of OmniVision. With over 17 years of experience at our Company as founder and Chief Executive Officer, he has deep knowledge and understanding of OmniVision and its business. Mr. Hong’s experience as Chief Executive Officer demonstrates his leadership and business acumen. His experience with strategic and operational issues in the image sensor industry gives him insight to the issues facing this industry and brings valuable expertise to our board of directors.

Continuing Class II Directors whose term expires at the 2014 Annual Meeting:

Wen-Liang William Hsu

Wen-Liang William Hsu has served as one of our directors since May 2011.  Mr. Hsu has served as a management consultant since 2001.  From 1994 to 2001, Mr. Hsu served as the Vice President of Engineering and as a director of PCTEL, Inc., a provider of wireless network optimization solutions and a company that Mr. Hsu co-founded.  Prior to that time, Mr. Hsu served in various engineering positions with other technology companies.  Mr. Hsu earned an M.B.A. from St. Mary’s College, an M.S.E.E. in computer engineering from Oregon State University and a B.S.E.E. in communication engineering from the National Chiao-Tung University in Taiwan.

		57	2011

For the following reasons, the board of directors concluded that Mr. Hsu should serve as a director of OmniVision.  Mr. Hsu’s business experience and educational background provide expertise in and understanding of the technology industry that is valuable to our board of directors, audit committee, compensation committee and corporate governance and nominating committee, on which he serves as chairman.  His former service as director of another public company and his independence also make Mr. Hsu an important component of our well-rounded board of directors.

Henry Yang	Henry Yang has served as our Chief Operating Officer since February 2012. In addition, Dr. Yang has served as one of our directors since his appointment in February 2010. From	47	2010

February 2007 to February 2012, Dr. Yang served as our Vice President of Engineering. From February 2003 to January 2007, Dr. Yang served as our Director of Engineering. Prior to February 2003, Dr. Yang held various engineering positions since joining our Company in April 1996. Dr. Yang holds B.E., M.E. and Ph.D. degrees in electrical engineering from the Tsinghua University in China.

For the following reasons, the board of directors concluded that Dr. Yang should serve as a director of OmniVision. As Vice President of Engineering, Dr. Yang is deeply familiar with the strategic, product development and technological issues of our Company and the industry. Dr. Yang’s background makes his input and experience invaluable to OmniVision.

Vote Required and Board Recommendation

If a quorum is present, the two nominees receiving the highest number of votes will be elected to the board of directors.  Abstentions and broker non-votes will have no effect on the outcome of the vote with respect to this proposal, although they will be counted for purposes of determining whether there is a quorum.  The board of directors recommends that stockholders vote FOR the election of the Class III nominees named above.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors annually selects our independent registered public accounting firm.  The audit committee has selected PricewaterhouseCoopers LLP, independent registered public accounting firm (“PwC”), to audit our consolidated financial statements for the fiscal year ending April 30, 2013, and recommends that the stockholders vote for the ratification of such appointment.  Representatives of PwC are expected to be present at the 2012 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees to PricewaterhouseCoopers LLP for Fiscal 2011 and 2012

The following table presents fees for professional services rendered by PwC for the audit of our consolidated annual financial statements for fiscal 2011 and 2012 and fees billed for audit-related services, tax services and all other services rendered by PwC for fiscal 2011 and 2012:

	2011	2012
Audit fees	$1,363,000	$1,586,000
Audit-related fees	—	28,000
Tax fees	301,000	420,000
All other fees	1,500	1,800
Total fees	$1,665,500	$2,035,800

Audit Fees.  These amounts represent fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  These amounts represent fees billed for accounting consultation and assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees.  These amounts represent fees billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal, state and international tax compliance, customs and duties and international tax planning.

All Other Fees.  These amounts represent our subscription to a software research tool developed by PwC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, or to subsequently approve non-audit services in circumstances where subsequent approval is necessary and permissible.  The audit committee is responsible for obtaining on a periodic basis a formal written statement from the independent registered public accounting firm regarding the relationships and services provided to us that may impact their independence.

The audit committee of the board of directors reviewed and approved all non-audit fees for services provided by PwC in fiscal 2011 and 2012.  In making its recommendation to appoint PwC as our independent registered public accounting firm, the audit committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining the firm’s independence.  The audit committee has determined that the provision of non-audit services by PwC is compatible with maintaining the firm’s independence as our independent registered public accounting firm.

Vote Required and Board Recommendation

Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our bylaws or any other applicable legal requirement.  However, the audit committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice.  Even if the selection is ratified, the audit committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

If a quorum is present, the affirmative vote of a majority of the shares present, represented and entitled to vote on the proposal will be required to approve this proposal.  Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.  The board of directors recommends that stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PROPOSAL THREE

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are requesting your approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth on pages 17 through 28 of this proxy statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote.

As we discuss below under the caption “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to maximize stockholder value over time. We believe that the most effective way to achieve this goal is to provide competitive compensation opportunities for our executive officers, link compensation for our executive officers to corporate and individual performance measured against pre-established business plans and goals and align long-term stockholder interests with the interests of our executive officers through the grant of equity awards to our executive officers.  We believe the compensation program for our executive officers was instrumental in helping us achieve strong financial performance despite a challenging macroeconomic environment over the past few years. We encourage you to carefully review the “Compensation Discussion and Analysis” beginning on page 17 of this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives, as well as the processes that the compensation committee of our board of directors used to determine the structure and amounts of the compensation of our named executive officers in fiscal 2012.

We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking you to vote, on an advisory basis, “For” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to OmniVision Technologies, Inc.’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on pages 17 through 28 of this proxy statement, is hereby approved.”

Vote Required and Board Recommendation

While the results of this advisory vote are not binding, our board of directors’ compensation committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.  Our board of directors recommends that you vote “for” the compensation of our named executive officers as disclosed in this proxy statement.

CORPORATE GOVERNANCE

Board and Committee Meetings

The board of directors and its committees held twenty-four (24) meetings during fiscal 2012.  All directors attended at least 75% of the meetings of the board and its committees of which they were members held during fiscal 2012.

Committees of the Board

The board of directors has an audit committee, a compensation committee and a corporate governance and nominating committee.

Audit Committee

The information regarding the audit committee’s charter and the independence of the members of the audit committee contained under this caption, “Audit Committee” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act.

The responsibilities of the audit committee include the selection of our independent registered public accounting firm, consulting with and reviewing services provided by our independent registered public accounting firm and overseeing our internal control over financial reporting.  The audit committee acts under a written charter adopted and approved by our board of directors.  A copy of the charter of our audit committee is available on our website located at www.ovt.com.  It may be found on the website as follows:

1                                          From our main web page, click on “Investors.”

2                                          Then click on “Corporate Governance.”

3                                          Then click on “Charter for the Audit Committee.”

The audit committee held nine (9) meetings during fiscal 2012.  During fiscal 2012, the members of the audit committee were Messrs. Hsu, Jeng and Steffensen with Mr. Steffensen serving as the chairperson of the audit committee.  Mr. Hsu was appointed to our board of directors and audit committee on May 23, 2011.  Each member of the audit committee is independent as defined under the rules of the SEC and the corporate governance standards of the Nasdaq Stock Market.  The board of directors has determined that Mr. Steffensen is qualified as an audit committee financial expert within the meaning of the rules of the SEC and the corporate governance standards of the Nasdaq Stock Market and has confirmed that the other members of the audit committee are able to read and understand financial statements.  The report of the audit committee for fiscal 2012 is included in this proxy statement.

Compensation Committee

The compensation committee reviews and approves decisions regarding compensation, for our officers and reviews and makes recommendations to the board of directors regarding compensation policies for our directors, employees and consultants.  The compensation committee acts under a written charter adopted and approved by our board of directors.  A copy of the charter of our compensation committee is available on our website located at www.ovt.com.  It may be found on the website as follows:

1                                          From our main web page, click on “Investors.”

2                                          Then click on “Corporate Governance.”

3                                          Then click on “Charter for the Compensation Committee.”

The compensation committee held five (5) meetings during fiscal 2012.  During fiscal 2012, the members of the compensation committee were Messrs. Hsu, Jeng, and Steffensen with Mr. Jeng serving as the chairperson of the compensation committee.  Mr. Hsu was appointed to our board of directors and compensation committee on May 23, 2011.  None of the current compensation committee members is an employee of ours and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market.  The report of the compensation committee for fiscal 2012 is included in this proxy statement.

Risk Management Considerations

In fulfilling its role in assisting the board of directors in its risk oversight responsibilities, the compensation committee reviewed our compensation policies and practices for all employees, including executive officers, and determined that our compensation programs will not have a material adverse effect on our Company.  The compensation committee believes the various elements of our compensation program mitigate against and do not encourage excessive risk taking and instead encourage behaviors that support sustainable value creation.  Specifically, the compensation committee reviewed the following design features of our compensation programs that guard against excessive risk-taking:

•                  our compensation program is designed to provide a balanced mix of cash and equity, quarterly, annually and longer-term incentives in order to encourage strategies and actions that are in our long-term best interests;

•                  base salaries are consistent with an employee’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

•                  the compensation committee has discretion over quarterly profit sharing program payouts;

•                  we use a mix of stock options and restricted stock units (“RSUs”) for long-term incentive awards and since RSUs retain value even in a depressed market employees are less likely to take unreasonable risks to get, or keep, options “in the money”;

•                  stock options become exercisable over a four year period and remain exercisable for up to seven years from the date of grant, encouraging employees to look to long-term appreciation in equity values; and

•                  time-based vesting is also used for awards of RSUs which encourages employees to focus on sustained stock price appreciation.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee develops and recommends to the board of directors the governance principles applicable to our Company.  The corporate governance and nominating committee assists the board of directors in identifying and selecting prospective candidates for nomination to the board of directors for the annual meetings of stockholders and will consider nominees recommended by stockholders.

The corporate governance and nominating committee held three (3) meetings during fiscal 2012.  During fiscal 2012, the members of the corporate governance and nominating committee were Messrs. Hsu, Jeng and Steffensen with Mr. Hsu serving as the chairperson of the corporate governance and nominating committee.  Mr. Hsu joined our board of directors and the corporate governance and nominating committee as its chairperson on May 23, 2011.  None of the current corporate governance and nominating committee members is an employee of our Company and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market.

A copy of the charter of our corporate governance and nominating committee is available on our website located at www.ovt.com.  It may be found on the website as follows:

1                                          From our main web page, click on “Investors.”

2                                          Then click on “Corporate Governance.”

3                                          Then click on “Charter for the Corporate Governance and Nominating Committee.”

Policy for Director Recommendations and Nominations

The corporate governance and nominating committee considers candidates for board membership suggested by our board members, management and stockholders.  The corporate governance and nominating committee may also retain third-party executive search firms to identify independent director candidates from time to time.  It is the policy of the corporate governance and nominating committee to consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation.  The corporate governance and nominating committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by the board of directors, individual board members or management.  In considering candidates for director nominee, the corporate governance and nominating committee generally assembles all information regarding a candidate’s background and qualifications. While OmniVision does not have a formal diversity policy for board membership, the board of directors seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our board of directors’ deliberations and decisions. The corporate governance and nominating committee considers, among other factors, diversity with respect to perspectives, backgrounds, skills, experience, and community involvement in its evaluation of candidates for board membership. Such diversity considerations are discussed by the corporate governance and nominating committee in connection with the general qualifications of each potential nominee.  The corporate governance and nominating committee recommends director nominees to the board of directors based on its assessment of overall suitability to serve on the board of directors in accordance with our policy regarding nominations and qualifications of directors

Stockholders desiring to recommend a candidate for election to the board of directors should send their recommendation in writing to the attention of the chairman of the corporate governance and nominating committee, at our offices located at 4275 Burton Drive, Santa Clara, California 95054.  This written recommendation must include the information and materials required by our bylaws as well as the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and OmniVision within the last three years and evidence of the required ownership of our common stock by the recommending stockholder.  A copy of the relevant bylaw provision is available upon written request to our Senior Vice President of Global Management and General Counsel at the address provided above.

In accordance with the advance notice provisions in our bylaws, director nominations to be considered at the 2013 Annual Meeting must be received not less than 120 days prior to the date of our proxy statement for the 2012 Annual Meeting.  For purposes of our 2013 Annual Meeting, director nominations must be received by April 12, 2013.

In addition, a stockholder that instead desires to nominate a person directly for election to the board of directors at an annual or special meeting of our stockholders must meet the deadlines and other requirements set forth in our bylaws and the rules and regulations of the SEC related to stockholder proposals as described above on pages 5 and 6.

Where the corporate governance and nominating committee has either identified a prospective nominee or determines that an additional or replacement director is required, the corporate governance and nominating committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board or management.  In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the corporate governance and nominating committee considers a number of factors, including the following:

•                  the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board;

•                  such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest; and

•                  such other factors as the committee may consider appropriate.

The corporate governance and nominating committee has also specified the following minimum qualifications to be satisfied by any nominee for a position on the board:

•                  the highest personal and professional ethics and integrity;

•                  proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•                  skills that are complementary to those of the existing board members;

•                  the ability to assist and support management and make significant contributions to our success; and

•                  an understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

After completing the evaluation and review, the corporate governance and nominating committee makes a recommendation to the full board as to the persons who should be nominated to the board, and the board determines and approves the nominees after considering the recommendation and report of the corporate governance and nominating committee.

Director Independence

In fiscal 2012, the board of directors undertook a review of the independence of its members and considered whether any director had a material relationship with our Company or management that could compromise his ability to exercise independent judgment in carrying out his responsibilities.  As a result of these reviews, the board of directors affirmatively determined that Wen-Liang William Hsu, Joseph Jeng and Dwight Steffensen are independent of our Company and our management under the corporate governance standards of the Nasdaq Stock Market.  Our independent directors meet together on a regular basis without our Chief Executive Officer (“CEO”) present.

Board Leadership Structure

We currently combine the role of chairman of the board with the role of CEO.  The board of directors believes this provides an efficient and effective leadership model for us and helps facilitate information flow between management and the board of directors, which are essential to effective governance.  Combining the chairman of the board and the CEO roles fosters clear accountability, effective decision-making and alignment on corporate strategy.  Further, the board of directors believes that our CEO is best situated to serve as our chairman of the board because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  Independent directors and management have different perspectives and roles in strategy development.  Our independent directors bring experience, oversight and expertise from outside the Company and industry, while our CEO brings company-specific experience and expertise.

The corporate governance and nominating committee has determined that due to the small size of our board of directors, it is not necessary to appoint a lead independent director.  Our independent directors meet together on a regular basis separate from the employee directors.  In addition, each of our independent directors serves in a leadership position as a chairperson of one of the committees of the board of directors.  Further, each independent director is offered the opportunity to review and provide feedback on agendas for the meetings of our board of directors and committees and to actively participate in all meetings.  Accordingly, our independent directors provide significant contributions and leadership to the board of directors without the appointment of a single, lead independent director.

After careful consideration, the corporate governance and nominating committee has determined that OmniVision’s current board of directors’ structure combining the chairman of the board and the CEO positions is the most appropriate leadership structure for OmniVision and our stockholders.

The Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the board of directors, as a whole and through its committees, has responsibilities for the oversight of risk management.  Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value.  A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.  As a critical part of this risk management oversight role, the board of directors encourages full and open communication between management and the board of directors.  Senior management attends the board meetings and is available to address any questions or concerns raised by the board of directors on risk management-related and other matters. The board of directors regularly receives presentations from senior management on strategic matters involving our operations to enable it to understand our risk identification, risk management and risk mitigation strategies. The board of directors also holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the Company.

While the board of directors is ultimately responsible for risk oversight at OmniVision, our committees assist the board of directors in fulfilling its responsibilities in certain areas of risk. The audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The corporate governance and nominating committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership, and structure. When a committee receives a report, the chairman of the committee discusses it with the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors to coordinate the risk oversight role.

Code of Business Conduct and Ethics

The board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our senior executive and financial officers.  In addition, we have in place a Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our CEO and our CFO, who also serves as our principal accounting officer.  These codes are intended to deter wrongdoing and promote ethical conduct among our directors, executive officers and employees. The Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our corporate website located at www.ovt.com.

The Codes may be found on the website as follows:

1                                          From our main web page, click on “Investors.”

2                                          Then click on “Corporate Governance.”

3                                          Then click on “Code of Business Conduct and Ethics” or “Code of Ethics for Principal Executive and Senior Financial Officers,” as applicable.

We intend to post amendments to or waivers from the Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers on our website.

Corporate Governance Guidelines

The board of directors has adopted a Corporate Governance Guidelines that is applicable to all of our officers and directors, including our senior executives and financial officers.  The Corporate Governance Guidelines is available on our corporate website located at www.ovt.com.

The Guidelines may be found on the website as follows:

1                                          From our main web page, click on “Investors.”

2                                          Then click on “Corporate Governance.”

3                                          Then click on “OmniVision Corporate Governance Guidelines.”

Attendance by Board Members at the 2012 Annual Meeting

Our policy with respect to director attendance at the 2012 Annual Meeting is to encourage but not require director attendance at the annual meetings.  Four (4) of our directors attended our Annual Meeting for 2011.

Director Compensation

Non-employee directors are reimbursed for certain expenses in connection with their attendance at the board of directors and committee meetings.  In August 2009, the compensation committee, with input from Compensia, Inc. (“Compensia”), a nationally-recognized executive compensation consulting firm, reviewed the Company’s compensation program for its non-employee directors and approved an increase in the annual retainer for general service on the board of directors (from $15,000 to $20,000) and for the chairperson of the audit committee (from $10,000 to $15,000). Such increases became effective on November 1, 2009.  All other components of the non-employee director compensation program remained unchanged from fiscal 2009.

As a result, in fiscal 2012 each non-employee director received cash compensation in the amount of (i) $20,000 per year for services performed as a member of the board of directors, (ii) $5,000 per year for services performed as a member of the audit committee (and in the case of the chairman of the audit committee, $15,000 per year), (iii) $2,000 per year for services performed as a member of the compensation committee (and in the case of the chairman of the compensation committee, $5,000 per year), (iv) $2,000 per year for services performed as a member of the corporate governance and nominating committee (and in the case of the chairman of the corporate governance and nominating committee, $5,000 per year), (v) $1,500 per board of directors meeting attended and (vi) $1,000 per committee meeting (and in the case of the chairman of the committee, $1,500 per committee meeting) attended.

Under our 2007 Equity Incentive Plan (the “2007 Plan”), non-employee directors are eligible to receive equity awards at the discretion of the compensation committee.  In fiscal 2012, the compensation committee granted each non-employee director 7,500 RSUs with a vesting commencement date of January 1, 2012.  Such RSUs shall vest and be issued as to one-third of the shares on each annual anniversary following January 1, 2012 with full vesting in three years contingent upon continued service as one of our directors.

Our compensation committee will continue to consider whether other forms of equity awards may be appropriate instead of granting RSUs.

DIRECTOR COMPENSATION

The following table sets forth information concerning compensation paid or accrued for services rendered to the Company in all capacities by the non-employee members of the Company’s board of directors for the fiscal year ended April 30, 2012.  Wen-Liang William Hsu joined our board of directors on May 23, 2011.

Name(1)	Fees Earned or Paid in Cash ($)	Restricted Stock Units Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Wen-Liang William Hsu (2)	58,457	613,800	124	672,381
Joseph Jeng	70,340	91,800	340	162,480
Dwight Steffensen	80,750	91,800	—	172,550

(1)	Mr. Hong, our Chairman of the Board, CEO and President and Dr. Yang, our Chief Operating Officer, do not receive any additional compensation for their service as members of the board of directors.
(2)	Mr. Hsu joined our board of directors in May 2011.
(3)

Amounts shown do not reflect compensation actually received by the board member. Instead, the amounts represent the aggregate grant date fair value related to restricted stock units awards computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions, see Note 13 to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended April 30, 2012. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting in that award on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.

(4)	The aggregate number of stock option and RSU awards outstanding at April 30, 2012 and the grant date fair value of the RSU awards granted in fiscal 2012 for each non-employee director are as follows:

Name	Aggregate Number of Option Awards Outstanding at April 30, 2012(#)	Aggregate Number of RSUs Outstanding at April 30, 2012(#)	Grant Date Fair Value of RSU Awards($)
Wen-Liang William Hsu (*)	—	22,500	613,800
Joseph Jeng	87,706	15,000	91,800
Dwight Steffensen	80,000	15,000	91,800

(*)  Mr. Hsu joined our board of directors in May 2011.

(5)	Represents travel expense paid for attendance at board and stockholder meetings.

Compensation Committee Interlocks and Insider Participation

During fiscal 2012, none of the members of the compensation committee were officers or employees of OmniVision while they served as members of the compensation committee.  In addition, no executive officer of OmniVision served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The compensation committee of our board of directors is responsible for establishing, implementing and monitoring adherence with our compensation philosophy.  The committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable.

This section describes OmniVision’s compensation program for our executive officers.  The discussion focuses on our executive compensation policies and decisions, and the most important factors relevant to an analysis of these policies and decisions.  We address why we believe the program is right for our Company and our stockholders, and we explain how executive compensation is determined.

Currently, OmniVision has nine (9) executive officers.  These executives have the broadest job responsibilities and policy-making authority in the Company.  We hold them accountable for the Company’s performance and for maintaining a culture of strong ethics.  Details of compensation for our CEO, CFO and the three other highest paid executive officers (collectively called the “Named Executive Officers”) can be found in the tables beginning on page 26.

What person or group is responsible for determining the compensation levels of executive officers?

The compensation committee of our board of directors determines compensation for all executive officers.  The compensation committee operates under a written charter adopted by the board of directors which established the duties and authority of the compensation committee.  Our compensation committee’s charter is available on our website located at http://www.ovt.com/investors/corp_6.php.

The fundamental responsibilities of our compensation committee are:

•      to review and make recommendations to OmniVision’s board of directors regarding compensation plans, as well as general compensation goals and guidelines for OmniVision’s executive officers and the board of directors;

•      to review and determine all compensation arrangements for OmniVision’s executive officers (including our CEO) and to allocate total compensation among the various components of executive pay;

•      to review and approve all equity compensation awards to our executive officers (including our CEO);

•                  to review and make recommendations to the board of directors regarding general compensation goals and guidelines for the Company’s employees and the criteria by which profit sharing to the Company’s employees are determined; and

•                  to oversee and direct OmniVision’s equity compensation plans.

In determining each executive officer’s compensation, the compensation committee reviews the performance of the Company, assesses the performance of the individuals, and confers with an independent consultant about compensation for comparable executives in the fabless semiconductor and broader technology industry.  The compensation committee also receives the CEO’s recommendations on compensation for other executive officers and consults with the board of directors.

The compensation committee also considers the advisory vote on the compensation paid to our named executive officers provided by our stockholders, or a “say-on-pay” vote, when setting our executive officers’ compensation.  Approximately 92% of the total votes cast at our 2011 Annual Meeting of Stockholders voted in favor of our 2011 say-on-pay resolution.  As the compensation committee evaluated our executive compensation practices since that vote, it was mindful of the strong support our stockholders expressed for our executive compensation program and generally believed that the results of the 2011 say-on-pay vote affirmed stockholder support of our approach to executive compensation.  Our stockholders also provided an advisory vote on the frequency with which they believed we should hold a say-on-pay vote at our 2011 Annual Meeting of Stockholders.  Our stockholders cast the highest number of votes for voting on an annual basis, compared to every two or three years. In light of this result and other factors considered by the board of directors, it was determined that we will hold annual say-on-pay votes.

The ability of committee members to judge performance effectively is enhanced by the exposure they get to OmniVision’s operations as members of our board of directors.  The board participates in regular updates on our business priorities, strategies and results.  As a result, the board has frequent interaction with and open access to our executive officers.  This gives the compensation committee members considerable opportunity to ask questions and assess the performance of the executive officers and our Company.

What is the composition of our compensation committee?

Each member of the compensation committee is an “independent director” as defined by the corporate governance standards of the Nasdaq Stock Market, an “outside director” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.  Membership of the compensation committee is determined by our board of directors.  Our compensation committee is currently comprised of Messrs. Hsu, Jeng and Steffensen, and is chaired by Mr. Jeng.  Mr. Hsu was appointed to our compensation committee in May 2011.

What are the objectives of our compensation program for executive officers and what is it designed to reward?

The fundamental objective of our executive compensation and benefits program is to maximize stockholder value over time.  We have created a compensation package that combines short and long-term components made up of cash and equity.  The following principles guide our compensation decisions:

•                  we seek to maintain compensation programs across our employee population that are fair, objective and consistent;

•                  we seek to directly and substantially link compensation to corporate and individual performance measured against pre-established business plan and goals;

•                  we seek to link long term stockholder and executive interests through the grant of equity awards to our executive officers; and

•                  we seek to provide competitive compensation opportunities to attract the key talent required for our Company’s continued success.

To do this, the 2012 compensation program was based on two fundamental principles:

1.             Pay for performance — generally pay at or below the market median related to cash compensation and at or above the market median related to equity compensation.

2.             Deliver rewards in ways that encourage executives to think and act in both the near-term and long-term interests of our stockholders.

The compensation committee reviewed our one-year and three-year performance based on the following specific measures: revenue, net income, operating income and stock price growth.  Additionally, the compensation committee assessed our Company’s strategic progress in key markets and technologies.

Most critical in the compensation committee’s assessment is OmniVision’s performance as compared to the companies in the benchmark study described below.  The compensation committee reviews the measures listed above against the same measures for our competitors.

What are the elements of executive compensation?

There are two primary elements:

1.             Near-term compensation paid in cash, consisting of base salary and profit sharing bonuses; and

2.             Long-term compensation awarded in equity, consisting of either stock options or RSUs, or a combination of both.

Based on our Company’s and the executive officers’ performance, some or all of these elements can be used in any given year.  The 2007 Plan, originally approved in 2007 by our stockholders, enables us to grant restricted stock, RSUs, stock appreciation rights, performance units and performance shares, which are other forms of equity compensation, in addition to stock options.

OmniVision provides the following benefits to our executives generally on the same basis as the benefits provided to all employees:

•                  health insurance;

•                  life insurance;

•                  short and long-term disability;

•                  employee stock purchase plan; and

•                  401(k) plan with employer match.

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.  We do not provide our executive officers with other perquisites.  All executive officers are employed at will.  None has an employment contract or any formal right to post-termination severance benefits.

Does the Company use a compensation consultant and what is the role of the compensation consultant?

The compensation committee, which has the authority to directly engage outside firms or consultants, has retained Compensia, a nationally-recognized executive compensation consulting firm, to act as its independent compensation consultant and to support the compensation committee’s responsibilities in determining executive compensation and administering the related programs. The compensation committee periodically seeks input from Compensia on a range of external market factors. In fiscal 2012, Compensia assisted the compensation committee’s executive compensation-setting process by:

•                  reviewing those companies that comprise our peer group and advising on whether any changes to this group were advisable;

•                  assisting in the design of our compensation programs for executives, including discussing evolving compensation trends; and

•                  compiling and providing market data to assist in setting our compensation plan parameters and measures.

The compensation committee has actively worked with Compensia since 2007.  In fiscal 2012, the compensation committee reviewed our relationship with Compensia and determined that Compensia was independent from management.

How do we determine the amount of each element?

Typically, Compensia provides assessments of executive pay and benchmarking data to the compensation committee, assesses OmniVision’s corporate performance over several key measures and takes part in most committee meetings that involve executive pay decisions.  Compensia’s assessment of OmniVision’s corporate performance, benchmarking data and assessment of executive pay is used in conjunction with the quarterly review by Mr. Shaw Hong, our CEO.  Mr. Hong reviews each executive officer’s performance with the compensation committee and makes recommendations to the committee with respect to the appropriate base salary, payments to be made under our cash profit sharing/bonus plan and grants of long-term equity incentive awards for all executive officers, excluding himself.  Based in part on these recommendations from our CEO and other considerations set forth in this discussion, including Compensia’s recommendations, the compensation committee approves the compensation package of our executive officers, other than our CEO. We expect the compensation committee to continue to rely on an independent compensation and benefits consultant in evaluating executive compensation against benchmarking data and other critical comparative analysis, although there may be times, such as the determination of the executive officers’ fiscal 2012 and fiscal 2013 equity awards, that the compensation committee relies on its own judgment.  The compensation committee will also continue to rely significantly on the recommendations of our CEO, because the compensation committee believes management’s input is critical to properly evaluating individual executive performance.

With the assistance of Compensia, the compensation committee reviews the major elements of OmniVision’s executive officer compensation program, in part with reference to a carefully selected peer group.  These companies are predominately located in the San Francisco Bay Area, the geographic location in which we operate and compete for executive talent.  In addition to geographic location, these companies are chosen using the following principles:

•                  companies that are close industry competitors; and

•                  technology companies that are similar in size as measured by revenue, market capitalization and head count.

For fiscal 2012, Compensia’s benchmark study included the following companies:

•                  Coherent, Inc.

•                  Cree, Inc.

•                  Cymer, Inc.

•                  Cypress Semiconductor Corporation

•                  Dolby Laboratories, Inc.

•                  Integrated Device Technology, Inc.

•                  International Rectifier Corp.

•                  Intersil Corporation

•                  Linear Technology

•                  Microchip Technology, Inc.

•                  Microsemi Corporation

•                  Novellus Systems, Inc.

•                  PMC-Sierra, Inc.

•                  Qlogic Corporation

•                  Skyworks Solutions, Inc.

•                  TriQuint Semiconductor, Inc.

We believe these companies accurately reflected the business and labor market in which OmniVision competed for fiscal 2012.  For these reasons, the peer group data was used for both compensation benchmarking purposes and for performance comparisons.  In addition to this peer group, our benchmark data (which we refer to, collectively with the peer group, as the “Benchmark Companies”) also includes a broader group of similarly-sized technology companies with revenues averaging approximately $1 billion in data collected in published surveys.  The median annual revenue of the Benchmark Companies was $915 million as compared to our annual revenue of $956 million at the time of our fiscal 2012 cash compensation assessment in July 2011.  The compensation committee generally believes that gathering benchmark information is an important part of our compensation related decision-making process.  In addition to the benchmark information, in making its compensation decisions, the compensation committee also considers an executive officer’s position, tenure, individual and organizational performance, our retention needs and internal pay equity.  Where warranted, the compensation committee applies discretion and adjusts benchmark data for any unique or non-standard duties performed by our executive officers.

How would you describe the CEO’s compensation package?

The compensation committee reviews the CEO’s compensation using substantially the same criteria and policies as are employed for the other executive officers. The CEO’s total compensation package for fiscal 2012 included the same main elements as our other executive officers (i.e., base salary, stock option grants, profit sharing and restricted stock units).  The CEO received no additional material compensation or benefits not provided to all executive officers.  During fiscal 2012, the compensation of Shaw Hong, our President, CEO and one of our directors, consisted of a base salary of $665,000, which represented an increase of approximately 23% from his fiscal 2011 base salary of $540,000.  Mr. Hong received profit sharing awards in the aggregate amount of $82,000 in fiscal 2012, which represented a decrease of 33% from his fiscal 2011 profit sharing awards of $122,500.  In fiscal 2012, Mr. Hong received one grant for 75,000 RSUs, which represented an increase in size of approximately 19% from 63,000 RSUs granted in fiscal 2011. One-third of Mr. Hong’s RSUs vest annually over a three-year period.  In addition, in fiscal 2012, Mr. Hong received one stock option grant for 131,000 shares of our common stock.  This award represents an increase in size of approximately

18% from the option grant to purchase 110,600 shares of common stock that he received in fiscal 2011.  Mr. Hong’s fiscal year 2012, 2011 and 2010 stock option awards vest on our standard four-year vesting schedule of 25% after one year and 1/48 of the shares each month thereafter.

For fiscal 2012, the compensation committee based its decisions regarding Mr. Hong’s compensation for fiscal 2012 on a variety of factors, including:

•                  The scope and responsibility of his position,

•                  Comparisons of CEO compensation levels for the Benchmark Companies,

•                  Our corporate performance, and

•                  His individual performance and contributions, including, among others, his strong leadership in bringing about the continued successes and achievements of the Company, including the continued development of innovative products and expansion into new products and markets.

Why do we choose to pay each element and how do we decide how much to pay?

We believe our combination of near-term and long-term compensation strikes the right balance between steady pay and more leveraged performance-based rewards that promote our stockholders’ interests.  The compensation committee’s choice of the allocation of total compensation for our executive officers across the different elements of compensation reflect consideration of our stockholders’ interests in paying what is required, but not significantly more than necessary, to achieve our corporate objectives.  We believe that, given the industry in which we operate and the geographic region in which we are located, cash and equity compensation at the percentage levels we pay our executive officers are generally necessary and sufficient to retain our existing executive officers and to hire new executive officers, when and as required.

The compensation committee determines which elements to use and sets the levels of executive compensation.  Base salaries are reviewed annually on a regular cycle that is carried out over the course of the year, culminating in June.  From time to time, off-cycle changes are made to an individual executive’s compensation as the result of an increase in job responsibility or for purposes of retention.

The specifics of each element are as follows:

Near-Term Compensation, Paid in Cash.  In order to attract, retain and motivate the superior executive talent that is crucial to the long-term creation of stockholder value, the compensation committee has determined to target executive officer base salaries and total cash compensation generally at or below the 50th percentile (when compared to the Benchmark Companies).  As a result of this allocation, a part of our executive officers’ total cash compensation is performance based and at risk.  This positioning is consistent with our fundamental pay-for-performance philosophy that cash compensation be at or below the competitive median and that equity compensation be at or above the competitive median.

Base Salary.  This is the most basic, least variable form of compensation for the job an executive officer does.  OmniVision generally targets setting its executive officers’ base salaries at or below the market median for officers performing comparable jobs, although this varies depending on an individual’s performance.  For fiscal 2012, the executive officers’ base salaries were determined by evaluating the most recent available data for comparable positions at the Benchmark Companies and each officer’s role, experience, skills, knowledge, responsibilities, performance and past compensation levels.  Based on the Benchmark Companies, Mr. Hong’s fiscal 2012 base salary was at the 50th percentile, Mr. Chan’s fiscal 2012 base salary was at the 50th percentile, Ms. Chou’s fiscal 2012 base salary was at the 55th percentile, Dr. Yang’s fiscal 2012 base salary was at the 50th percentile and Dr. Rhodes’ fiscal 2012 base salary was at the 70th percentile for comparable positions at the Benchmark Companies.  The compensation committee determined that Dr. Rhodes’ higher-than-median salary was justified by his individual performance, his past contributions to OmniVision’s business and his current responsibilities. The increases in the fiscal 2012 base salaries for the executive officers was greater than the increases in fiscal 2011 and fiscal 2013 because in its review of the executive officers’ compensation, the compensation committee determined that the fiscal 2011 base salaries were significantly below the target levels that the compensation committee believed were necessary to remain competitive with market salary levels.

The following table presents information regarding the base salaries of our Named Executive Officers for fiscal years 2011, 2012 and 2013, as well as the percentage increase or decrease of such salaries as compared to the respective prior fiscal year.

Name	Year	Base Salary ($)(1)	Percentage Increase (Decrease)
Shaw Hong	2013	692,000	4%
	2012	665,000	23%
	2011	540,000	8%
Anson Chan	2013	393,000	4%
	2012	378,000	26%
	2011	300,000	11%
Y. Vicky Chou	2013	416,000	4%
	2012	400,000	21%
	2011	330,000	5%
Dr. Henry Yang	2013	430,000	5%
	2012	409,000	32%
	2011	310,000	11%
Dr. Howard Rhodes (2)	2013	416,000	9%
	2012	380,000	23%

(1)	Changes in the base salaries of our Named Executive Officers are determined in July and become effective on July 1st of each year.
(2)	Dr. Rhodes became a Named Executive Officer in fiscal 2012.

Profit Sharing/Bonus Awards.  The profit sharing awards were paid under our executive officer cash profit sharing/bonus plan, which was part of a cash profit sharing/bonus plan that we had in place for all of our employees.  The profit sharing awards were generally paid on a quarterly basis and the total amount of the quarterly awards to be allocated to all employees was based on a percentage of pre-tax profits (excluding stock-based compensation) that was recommended by the CEO and approved by the compensation committee.  The profit sharing awards paid to our named executive officers were substantially lower than the profit sharing awards paid in 2011, reflecting our lower profitability in fiscal 2012.

The following table presents information regarding the profit sharing/bonus awards paid to our Named Executive Officers for fiscal years 2011 and 2012, as well as the percentage increase or decrease of such profit sharing/bonus awards as compared to the respective prior fiscal year.

Name	Year	Profit Sharing/Bonus Awards($)	Percentage Increase (Decrease)
Shaw Hong	2012	82,000	(33)%
	2011	122,500	192%
Anson Chan	2012	41,000	(36)%
	2011	64,000	167%
Y. Vicky Chou	2012	66,000	(34)%
	2011	99,500	176%
Dr. Henry Yang	2012	66,000	(32)%
	2011	97,500	171%
Dr. Howard Rhodes (1)	2012	96,000	(3)%

(1)	Dr. Rhodes became a Named Executive Officer in fiscal 2012.

Long-Term Compensation, Awarded in Equity.  Prior to fiscal 2009, the compensation committee granted all long-term compensation in the form of stock options because the 2000 Stock Plan did not provide for any form of equity compensation other than stock options.  However, under the 2007 Plan, which replaced the 2000 Stock Plan, the compensation committee may grant several different types of incentive awards, including stock options, restricted stock, restricted stock units, performance shares and performance units.  The compensation committee believes that equity compensation promotes long-term focus, aligns our executives’ interests with those of our stockholders, and helps us retain key individuals.  Members of our executive team are highly regarded and sought after in the semiconductor and other high-technology industries, and the compensation committee believes it is important to retain a strong, capable executive team.  In part, because none of our executive officers has an employment contract, the compensation committee believes that equity is its strongest compensation tool for retention.

The compensation committee believes long-term equity compensation aligns the interests of executive officers with stockholders by providing a significant incentive to each of our executive officers to remain employed by OmniVision and to benefit from long-term value they help to create for our stockholders. Consistent with this belief, our executive officers are generally provided long-term equity awards on an annual basis, and, consistent with our pay-for-performance philosophy, long-term incentive awards for our executive officers are generally targeted at or above competitive median levels (as measured against data provided by Compensia relating to the Benchmark Companies), depending upon corporate and individual performance as assessed by our CEO.  In addition, when determining the total amount to be granted annually to all recipients, including executive officers, the compensation committee considers the amount and value of equity compensation grants already held by the executive officer, overall dilution, OmniVision’s achievement of its corporate performance targets, retention objectives and the executive officer’s potential contribution to the creation of long-term stockholder value.  Based on the Benchmark Companies, the value of each executive officer’s fiscal 2012 equity awards exceeded the market 75th percentile.

Stock Options.  Each stock option represents the right to purchase a specified number of shares of our common stock at a set exercise price subject to the terms and conditions of an option agreement.  The exercise price is the closing stock price of OmniVision stock on the day the compensation committee grants the option.  As a result, any value that an executive receives from a stock option is solely the result of increases in the value of OmniVision stock.  An increase in the value of OmniVision stock benefits all of our stockholders, thus aligning executive and stockholder interests.  In general, options become exercisable over four years: 25% of the shares subject to the option vest one year from the date of grant and the remaining shares vest at a rate of 1/48 of the shares per month.  They have a term of 7 years.

Restricted Stock Units.  Each RSU represents the right to receive a specified number of shares of our common stock, subject to the satisfaction of the vesting criteria for such RSU.  Because the value of RSUs is tied directly to our stock price, increases in our stock price benefits both the holder of the RSU and all of our other stockholders.  In addition, RSUs encourage executive retention as these awards maintain value even during periods where there is volatility in our stock price.  In general, RSUs vest annually over a three-year period, with one-third of the RSUs vesting on each anniversary of the original grant date.

The following table presents information regarding the stock options and restricted stock units granted to our Named Executive Officers for fiscal years 2011, 2012 and 2013, as well as the percentage increase or decrease in the grant date fair value of such equity awards as compared to the respective prior fiscal year.

Name	Year	Exercise Price ($)	Number of Shares Underlying Options (#)(1)	Grant Date Fair Value of Underlying Options ($)(2)	Number of Shares Underlying Restricted Stock Units (#)(1)	Grant Date Fair Value of Underlying Restricted Stock Units ($)(2)	Percentage Increase (Decrease) in Aggregate Grant Date Fair Value of Equity Awards
Shaw Hong	2013	13.34	138,000	870,104	79,000	1,053,860	(58)%
	2012	34.80	131,000	2,019,024	75,000	2,610,000	88%
	2011	21.84	110,600	1,092,584	63,000	1,375,920	194%
Anson Chan	2013	13.34	41,000	258,509	19,750	263,465	(58)%
	2012	34.80	39,000	601,084	18,750	652,500	86%
	2011	21.84	33,000	325,997	16,000	349,440	110%
Y. Vicky Chou	2013	13.34	53,000	334,170	39,500	526,930	(59)%
	2012	34.80	50,000	770,620	37,500	1,305,000	87%
	2011	21.84	42,550	420,339	31,500	687,960	171%
Dr. Henry Yang	2013	13.34	53,000	334,170	39,500	526,930	(59)%
	2012	34.80	50,000	770,620	37,500	1,305,000	87%
	2011	21.84	42,550	420,339	31,500	687,960	267%
Dr. Howard Rhodes (3)	2013	13.34	53,000	334,170	39,500	526,930	(59)%
	2012	34.80	50,000	770,620	37,500	1,305,000	87%

(1)    We grant equity awards on an annual basis.

(2)    The amounts shown reflect the aggregate grant date fair value of option awards and stock awards computed in accordance with FASB ASC Topic 718.

(3)    Dr. Rhodes became a Named Executive Officer in fiscal 2012

What changes have been made to the officers’ compensation package, if any, for fiscal 2013?

Based on the increases in the executive officers’ compensation packages in fiscal 2012, the Company’s financial performance in fiscal 2012 and the strong support shown by the Company’s stockholders’ say-on-pay advisory vote at the 2011 Annual Stockholders’ Meeting, the compensation committee did not make substantial changes to the compensation packages for fiscal 2013.

The compensation committee approved the grant of a mix of stock options and time-based RSUs in May 2012 and approved small increases to executive officer salaries in July 2012. The compensation committee does not anticipate any other changes to the Company’s current compensation package for executive officers in fiscal 2013, although the compensation committee will continue to evaluate the Company’s current profit-sharing plan for executives and may, in its discretion, amend the plan and/or implement a separate short-term incentive program for executives.

When do we grant equity awards?

Equity awards are generally granted by our compensation committee at its regularly scheduled meeting each quarter.  The meetings of our board and our compensation committee generally occur in the week that we announce our financial results for the previous quarter and year.

We have no program, plan or practice to coordinate equity awards with the release of material information.  The compensation committee does not accelerate or delay equity awards in response to material information, nor do we delay the release of information due to plans for making equity awards.

How do our decisions regarding each element affect decisions regarding other elements?

The compensation committee considers total compensation when setting the compensation of the executive officers.  The compensation committee reviews each executive officer’s total compensation and benefits package.  The compensation committee also considers competitive pay practices for each element of compensation.  In addition, the compensation committee considers the retention value of the long-term equity currently held by the executive.  Based on this review, the compensation committee may decide to adjust one or more elements of an executive’s total compensation.

Are any of our executive officers entitled to receive compensation following termination of employment?

We currently do not have employment agreements or change-of-control agreements with our executive officers, and there are no other arrangements that entitle our executive officers to receive compensation from us following the termination of their employment, except for the 2007 Plan which provides for special provisions for vesting and payment for participants in the plan (including our executive officers) in certain circumstances in the event of a change of control.

Is the tax and accounting treatment of compensation, including under Section 162(m) of the Code considered?

Section 162(m) of the Code generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to the Company’s CEO and four other highest compensated officers to the extent that the officer’s compensation (other than qualified performance-based compensation) exceeds $1 million.  The compensation committee considers the impact of this deductibility limit on the compensation that it intends to award.  The committee exercises its discretion to award compensation that does not meet the requirements of Section 162(m) when it considers it in the best interest of the Company to do so.  It is our policy that, where reasonably practicable and where we reasonably believe that there may be a material and adverse impact to the Company from lost deductions, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as SFAS No. 123(R)) (“ASC Topic 718”), for our stock-based compensation awards, ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. When setting equity compensation, the compensation committee considers the estimated cost for financial reporting purposes.

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to the additional tax.  We did not provide any executive officers, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during fiscal 2012 and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement.

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A.  Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A does apply to certain change of control provisions included in our 2007 Plan.  Consequently, to assist in avoiding additional tax under Section 409A, we have designed the 2007 Plan in a manner to avoid the application of Section 409A.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with OmniVision’s management.  Based upon the review and discussions noted above, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by:

THE COMPENSATION COMMITTEE

Joseph Jeng, (Chairperson)

Wen-Liang William Hsu

Dwight Steffensen

SUMMARY COMPENSATION TABLE

The following table presents information concerning the total compensation of the Company’s CEO, CFO and the three other most highly compensated officers during the last fiscal year (the “Named Executive Officers”) for services rendered to the Company in all capacities for the fiscal year ended April 30, 2012.

Name and Principal Position	Year	Salary ($)	Discretionary Non-Plan Based Bonus ($)	Stock Awards ($) (1)		Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Shaw Hong	2012	633,750	82,000	2,610,000		2,019,024	22,240	5,367,014
Chairman of the Board, CEO (Principal Executive Officer) and President	2011	533,333	122,500	1,375,920		1,092,584	33,164	3,157,502
	2010	500,000	42,000	468,450		353,130	17,801	1,381,381

Anson Chan	2012	358,500	41,000	652,500		601,084	24,478	1,677,562
Chief Financial Officer (Principal Financial Officer) and Vice President of Finance	2011	289,981	64,000	349,440		325,997	26,937	1,056,355
	2010	257,539	24,000	166,560		147,510	16,523	612,132

Y. Vicky Chou	2012	382,500	66,000	1,305,000		770,620	23,333	2,547,453
Senior Vice President of Global Management and General Counsel	2011	327,500	99,500	687,960		420,339	28,705	1,564,004
	2010	315,000	36,000	234,225		165,390	18,204	768,819

Dr. Henry Yang	2012	384,250	66,000	1,305,000		770,620	28,310	2,554,180
Chief Operating Officer	2011	305,000	97,500	687,960		420,339	31,783	1,542,582
	2010	280,000	36,000	262,614	(3)	143,040	16,614	738,268

Dr. Howard Rhodes (4)	2012	350,833	96,000	1,305,000		770,620	29,052	2,551,505
Chief Technical Officer

(1)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value related to stock awards and option awards, granted in the year computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions, see Note 13 to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended April 30, 2012. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting in that award on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.

(2)

These amounts reflect (i) compensation costs we recognized for the respective officer’s participation in our 2000 Employee Stock Purchase Plan and 2009 Employee Stock Purchase Plan, if any, (ii) matching contributions we paid into the respective officer’s 401(K) savings account, (iii) group life insurance and health benefit plan premiums we paid for the benefit of the respective officer and (iv) patent awards, if any. These benefits are generally made available on a non-discriminatory basis to all of our U.S. employees. None of our officers has received any benefit that individually exceeded $25,000 or 10% of the officer’s total compensation.

(3)

The amount includes $51,507 of incremental fair value for restricted stock units issued to Dr. Yang when he participated in our stock option exchange program that commenced on November 18, 2009 and expired on December 16, 2009.

(4)	Dr. Rhodes became a Named Executive Officer in fiscal 2012.

GRANTS OF PLAN-BASED AWARDS

The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during the fiscal year ended April 30, 2012.

Name	Grant Date	Number of Restricted Stock Units Subject to Award (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards(5)
Shaw Hong	7/1/2011	75,000			2,610,000
	7/1/2011		131,000	34.80	2,019,024
Anson Chan	7/1/2011	18,750			652,500
	7/1/2011		39,000	34.80	601,084
Y. Vicky Chou	7/1/2011	37,500			1,305,000
	7/1/2011		50,000	34.80	770,620
Dr. Henry Yang	7/1/2011	37,500			1,305,000
	7/1/2011		50,000	34.80	770,620
Dr. Howard Rhodes (6)	7/1/2011	37,500			1,305,000
	7/1/2011		50,000	34.80	770,620

(1)	These shares represented the restricted stock units granted to the Named Executive Officers and will vest in three substantially equal installments on each of July 1, 2012, 2013, and 2014.
(2)	Options were granted at fair market value under our 2007 Plan, as described in further detail under “Long-Term Compensation, Awarded in Equity” section on page 23.
(3)

We generally grant stock options on an annual basis. In general, the options vest at a rate of twenty-five percent on the first anniversary of the grant date, and in equal monthly amounts over the next three years.

(4)	The exercise price for each stock option is the closing price of our common stock on the grant date, as reported on NASDAQ.
(5)	The amounts shown reflect the aggregate grant date fair value of option awards and stock awards computed in accordance with FASB ASC Topic 718.
(6)	Dr. Rhodes became a Named Executive Officer in fiscal 2012.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2012

The following table provides information regarding options and stock awards exercised and vested, respectively, and the value realized for each of the Named Executive Officers during the fiscal year ended April 30, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Shaw Hong	87,918	1,296,784	36,000	1,252,800
Anson Chan	100,000	1,579,500	10,667	371,212
Y. Vicky Chou	50,000	902,700	18,000	626,400
Dr. Henry Yang	35,000	703,107	29,595	699,313
Dr. Howard Rhodes (3)	16,576	261,798	20,244	602,244

(1)                    Based on the closing market price of the Company’s common stock on the date of exercise less the option exercise price paid for those shares, multiplied by the number of shares for which the option was exercised.

(2)                    Based on the closing market price of the Company’s common stock on the vesting date, multiplied by the number of shares vested.

(3)                    Dr. Rhodes became a Named Executive Officer in fiscal 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents certain information concerning equity awards held by the Named Executive Officers at the end of the fiscal year ended April 30, 2012.

		Option Awards (1)					Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)

Shaw Hong	2/21/2005	111,547	—	18.77	2/21/2015	(5)
	6/12/2006	85,000	—	25.56	6/12/2016	(5)
	5/30/2007	22,000	—	14.93	5/30/2017	(5)
	7/1/2008	23,505	3,126	11.95	7/1/2018	(5)
	7/1/2009	37,311	24,689	10.41	7/1/2019	(5)	15,000	276,300
	7/1/2010	48,386	62,214	21.84	7/1/2017	(5)	42,000	773,640
	7/1/2011	—	131,000	34.80	7/1/2018	(5)	75,000	1,381,500
Anson Chan	8/14/2006	150,000	—	16.89	8/14/2016	(6)
	5/30/2007	50,000	—	14.93	5/30/2017	(6)
	7/1/2008	25,312	1,688	11.95	7/1/2018	(6)
	7/1/2009	22,687	10,313	10.41	7/1/2019	(6)	5,333	98,234
	7/1/2010	14,437	18,563	21.84	7/1/2017	(6)	10,666	196,468

	7/1/2011	—	39,000	34.80	7/1/2018	(6)	18,750	345,375
Y. Vicky Chou	6/12/2006	60,000	—	25.56	6/12/2016	(7)
	8/28/2006	40,000	—	16.69	8/28/2016	(4)
	5/30/2007	40,000	—	14.93	5/30/2017	(7)
	7/1/2008	29,999	2,001	11.95	7/1/2018	(7)
	7/1/2009	25,437	11,563	10.41	7/1/2019	(7)	7,500	138,150
	7/1/2010	18,616	23,934	21.84	7/1/2017	(7)	21,000	386,820
	7/1/2011	—	50,000	34.80	7/1/2018	(7)	37,500	690,750
Dr. Henry Yang	5/30/2007	6,125	—	14.93	5/30/2017	(8)
	7/1/2008	5,667	1,751	11.95	7/1/2018	(8)
	7/1/2009	10,456	10,001	10.41	7/1/2019	(8)	4,833	89,024
	7/1/2010	18,616	23,934	21.84	7/1/2017	(8)	21,000	386,820
	7/1/2011	—	50,000	34.80	7/1/2018	(8)	37,500	690,750
Dr. Howard Rhodes (9)	7/1/2008	5,251	1,751	11.95	7/1/2018	(10)
	7/1/2009	6,000	10,001	10.41	7/1/2019	(10)	5,333	98,234
	7/1/2010	7,978	23,934	21.84	7/1/2017	(10)	21,000	386,820
	7/1/2011	—	50,000	34.80	7/1/2018	(10)	37,500	690,750

(1)

Except as otherwise indicated in note (4) below, twenty-five percent of the shares subject to each option grant shown here vest one year after the vesting commencement date, and the remainder vest monthly over the following thirty-six months.

(2)	The amounts shown represent restricted stock units granted under our 2007 Equity Incentive Plan that vest annually over three years from the grant date.
(3)	The amounts in this column are calculated using a per share value of $18.42, the closing market price of a share our common stock on April 30, 2012, the last business day of fiscal 2012.
(4)	The shares subject to this grant vest monthly over thirty-six months, starting on July 1, 2006.
(5)	The vesting commencement dates of these option grants are January 1, 2005, July 1, 2006, 2007, 2008, 2009, 2010, and 2011, respectively.
(6)	The vesting commencement dates of these option grants are July 17, 2006, July 1, 2007, 2008, 2009, 2010, and 2011, respectively.
(7)	The vesting commencement date of these option grants are July 1, 2006, 2007, 2008, 2009, 2010, and 2011, respectively.
(8)	The vesting commencement dates of these option grants are July 1, 2007, 2008, 2009, 2010, and 2011, respectively.
(9)	Dr. Rhodes became a Named Executive Officer in fiscal 2012.
(10)	The vesting commencement dates of these option grants are July 1, 2008, 2009, 2010, and 2011, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of July 30, 2012 by:

•      each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

•      each of our directors;

•      each of the Named Executive Officers named in the “Summary Compensation Table” on page 26; and

•      all of our directors and executive officers as a group.

Unless otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned(2)
5% of Greater Stockholder:
Discovery Capital Management, LLC (3)	3,917,200		3,917,200	7.32%
Fisher Investments (4)	3,490,769		3,490,769	6.52%
BlackRock, Inc. (5)	3,196,988		3,196,988	5.98%
Citadel Investment Group II. LLC (6)	2,747,057		2,747,057	5.13%

Current Directors and Named Executive Officers:
Shaw Hong (7)	117,204	375,364	492,568	*
Anson Chan	34,517	280,747	315,264	*
Y. Vicky Chou	50,925	236,839	287,764	*
Dr. Henry Yang (8)	92,382	62,880	155,262	*
Dr. Howard Rhodes (9)	—	41,245	41,245	*
Joseph Jeng	7,500	86,456	93,956	*
Dwight Steffensen	7,500	78,750	86,250	*
Wen-Liang William Hsu (10)	5,000	—	5,000	*
All current directors and executive officers as a group (12 persons)	451,211	1,392,248	1,843,459	3.36%

*	Less than 1%
(1)	Unless otherwise noted, the address of each listed stockholder is that of our principal executive offices: 4275 Burton Drive, Santa Clara, California 95054.
(2)

This table is based upon information supplied by officers, directors and principal stockholders. Percentage of beneficial ownership is based on 53,499,121 shares of common stock outstanding as of July 30, 2012. For each named person, this percentage includes common stock that such person has the right to acquire either currently or within 60 days of July 30, 2012 including upon the exercise of an option and vesting of restricted stock units; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.

(3)

As of December 31, 2011, based on Information set forth in a Schedule 13G/A jointly filed with the SEC by Discovery Capital Management, LLC (“Discovery”) and Robert Citrone on February 14, 2012, indicating that Discovery beneficially owns 3,917,200 shares for which it has sole voting power with respect to none of the shares, shared voting power with respect to 3,917,200 shares, sole dispositive power with respect to none of the shares and shared dispositive power with respect to 3,917,200 shares and that Mr. Citrone beneficially owns 3,953,000 shares for which he has sole voting power with respect to 35,800 shares, shared voting power with respect to 3,917,200 shares, sole dispositive power with respect to 35,800 shares and shared dispositive power with respect to 3,917,200 shares. The shares beneficially owned by Discovery and Mr. Citrone are held in accounts managed by Discovery Capital Management LLC and Discovery Global Citizens Capital Partners LLC, neither of which beneficially own more than five percent of the class. The address of Discovery and Mr. Citrone is c/o Discovery Capital Management, LLC, 20 Marshall Street, South Norwalk, CT 06854.

(4)	As of December 31, 2011, based on information set forth in a Schedule 13G/A filed with the SEC by Fisher Investments

(“Fisher”) on February 14, 2012, indicating that it beneficially owns 3,490,769 shares for which it has sole voting power with respect to 1,816,451 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 3,470,769 shares and shared dispositive power with respect to none of the shares. The address of Fisher is 13100 Skyline Blvd., Woodside, California 94062.

(5)

As of December 30, 2011, based on Information set forth in a Schedule 13G filed with the SEC by BlackRock, Inc. (“BlackRock”) on February 9, 2012, indicating that it beneficially owns 3,196,988 shares for which it has sole voting power with respect to 3,196,988 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 3,196,988 shares and shared dispositive power with respect to none of the shares. The address of BlackRock is 40 East 52nd Street, New York, New York 10022.

(6)

As of April 30, 2012, based on Information set forth in a Schedule 13G filed with the SEC by Citadel Advisors LLC (“Citadel Advisors”), Citadel Holdings II LP (“CH-II”), Citadel Investment Group II, L.L.C. (“CIG-II”) and Mr. Kenneth Griffin (collectively with Citadel Advisors, CH-II and CIG-II, the “Reporting Persons”) with respect to shares of common stock (and options to purchase common stock) of the above-named issuer owned by Citadel Derivatives Trading Ltd., a Cayman Islands limited company (“CDT”), Citadel Global Equities Master Fund Ltd., a Cayman Islands limited company (“CG”), certain segregated accounts and Citadel Securities LLC, a Delaware limited liability company (“Citadel Securities”). CIG-II and Mr. Griffin have shared voting and dispositive power over 2,747,057 shares and Citadel Advisors and CH-II have shared voting and dispositive power over 1,997,675 shares. The address of CIG-II and Mr. Griffin is c/o Citadel LLC, 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(7)	Includes 117,204 shares of common stock held by the Hong Family Trust of which Mr. Hong is a trustee.
(8)

Includes 43,600 shares of common stock held by the Hongli Yang & Yongxi Huang Family Trust of which Dr. Yang is a trustee and 6,000 shares held by his sister and father-in-law of which Dr. Yang shares voting and investment power.

(9)	Dr. Rhodes became a Named Executive Officer in fiscal 2012.
(10)	Mr. Hsu joined our board of directors in May 2011.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

We are not a party to any employment agreements or change of control arrangements with any of our Named Executive Officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the audit committee of the board of directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.

The audit committee of the board of directors is composed of three independent directors appointed by the board of directors, each of whom is independent under the applicable rules of the Nasdaq Stock Market.  The members of the audit committee during fiscal 2012 were Wen-Liang William Hsu, Joseph Jeng and Dwight Steffensen, with Mr. Steffensen serving as the chairman of the audit committee.  Mr. Hsu was appointed to our audit committee in May 2011.

The audit committee operates under a written charter.  A copy of the charter of our audit committee is available on our website located at http://www.ovt.com/investors/corp_5.php.

In accordance with its charter, the primary purpose of the audit committee is to assist the board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including reviewing the financial reports and other financial information provided by us to any governmental or regulatory body, the public or other users thereof, our systems of internal control over financial reporting, the annual independent audit of our financial statements and our legal compliance and ethics programs as established by management and the board of directors.

The audit committee does not conduct auditing reviews or procedures.  The audit committee relies on management’s representation that our financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America.

Consistent with policies adopted by the SEC regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and terminating the services of our independent registered public accounting firm.  The audit committee reviews reports and provides guidance to our independent registered public accounting firm with respect to its annual audit and approves all audit and non-audit services provided by our independent registered public accounting firm in accordance with applicable regulatory requirements.  In connection with the standards for independence of external auditors promulgated by the SEC, during the 2013 fiscal year, the audit committee will consider, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining the independence of the independent registered public accounting firm.

The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. The audit committee also discussed with management and the independent registered public accounting firm the quality and adequacy of our internal controls and responsibilities, budget and staffing.  The audit committee also reviewed with the independent registered public accounting firm its audit plan, audit scope and identification of audit risks.

The audit committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The audit committee reviewed and discussed our audited financial statements for fiscal 2012 and our assessment of internal control over financial reporting with management and the independent registered public accounting firm.  Management has the responsibility for the preparation of our financial statements and for maintaining effective internal control over financial reporting and the independent registered public accounting firm has the responsibility for the audit of those statements and the effectiveness of internal control over reporting.

Based on the above review and discussions with management and the independent registered public accounting firm, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended April 30, 2012 for filing with the Securities and Exchange Commission.  The audit committee also recommended the reappointment, subject to stockholder approval, of the independent registered public accounting firm, and the board of directors concurred in such recommendation.

Respectfully submitted by:

THE AUDIT COMMITTEE

Dwight Steffensen (Chairperson)
Wen-Liang William Hsu
Joseph Jeng

RELATED PARTY TRANSACTIONS

Jeanette Ishibashi, our Vice President of Asia Pacific Business Development and Mr. Hong’s daughter, earned an aggregate cash compensation of $218,000 during fiscal 2012.

Policies and Procedures for Related Party Transactions

We have adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, or any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the case it is inappropriate for our audit committee to review such transaction due to a conflict of interest.  Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval.  In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  The transaction described above was entered into prior to the adoption of this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.  Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that all executive officers, directors and 10% stockholders complied with all applicable filing requirements during fiscal 2012 except as follows.

Zille Hasnain was delinquent in filing one Form 4 reporting one transaction in our securities. When the executive officer was subsequently advised of the delinquency, the executive officer promptly reported his transaction.

OTHER MATTERS

We are not aware of any other matters to be submitted at the 2012 Annual Meeting.  If any other matters properly come before the 2012 Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS OF
OMNIVISION TECHNOLOGIES, INC.

Dated: August 10, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M48556-P28929 OMNIVISION TECHNOLOGIES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 27, 2012 The stockholder(s) hereby appoint(s) Shaw Hong and Y. Vicky Chou, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Omnivision Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on September 27, 2012, at 4275 Burton Drive, Santa Clara, CA 95054, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2013, FOR THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE If you vote by the Internet or by phone, please DO NOT mail back this proxy card. THANK YOU FOR YOUR VOTE! Address Changes/Comments: ________________________________________________________________________________ _________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 26, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by OmniVision Technologies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 26, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to OmniVision Technologies, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. OMNIVISION TECHNOLOGIES, INC. ATTN: Y. VICKY CHOU 4275 BURTON DRIVE SANTA CLARA, CA 95054 M48555-P28929 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. OMNIVISION TECHNOLOGIES, INC. For All Withhold All For All Except A. Proposal 1 – Election of Directors The Board of Directors recommends a vote FOR the listed nominees. 1. Election of Class III Directors NOMINEES: 01) Joseph Jeng 02) Dwight Steffensen B. Proposal 2 – Ratification of Independent Registered Public Accounting Firm Abstain Against For The Board of Directors recommends a vote FOR Proposal 2.2. Ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2013. C. Proposal 3 – Advisory Resolution to Approve Executive Compensation The Board of Directors recommends a vote FOR Proposal 3.3. Advisory resolution to approve executive compensation. Each joint owner should sign. Signatures should correspond with the names printed on this proxy card. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should give full title. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof. For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. No Yes